Exhibit 24 SECTION 16 POWER OF ATTORNEY The undersigned hereby makes, constitutes, and appoints Wayne Ipsen as the undersigned's true and lawful attorney-in-fact, with full power of substitution and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to: prepare, execute, acknowledge, deliver, and file Forms 3, 4, and 5 (as applicable, including any amendments thereto) with respect to the securities of Live Ventures Incorporated and any successor thereto (collectively, the “Company”), with the U.S. Securities and Exchange Commission, any national securities exchanges, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder. The undersigned acknowledges that the foregoing attorney-in-fact, and its substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is the Company assuming) any of the undersigned's responsibilities to comply with Section 16(a) of the Exchange Act. This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the Company and the foregoing attorney-in-fact, or (c) until such attorney-in-fact is no longer employed by the Company. The undersigned has caused this Power of Attorney to be executed as of the date written below. /s/ Stephen Kellogg Stephen Kellogg Date: December 19, 2023